UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2010

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

From time to time, representatives of Sara Lee Corporation have been asked for details regarding the impact of the euro/dollar exchange rate on the corporation’s earnings, and Sara Lee’s expenditures on commodities, by category. Sara Lee is filing this report to provide investors with greater details on those two topics. Sara Lee also will provide this information during its presentation at the Deutsche Bank Global Consumer Conference in Paris, France which will be broadcast live via the Internet at 7:45 a.m. CDT (2:45 p.m. in Paris) on Tues., June 15, 2010 and can be accessed at www.saralee.com.

Impact of euro/dollar Exchange Rate

For the first nine months of fiscal 2010, Sara Lee generated approximately 25% of its net sales from continuing operations and 40% of its operating income from continuing operations in euros. As a general rule of guidance, a $0.03 change in the euro/dollar exchange rate has an approximately $10 million impact on Sara Lee’s reported operating income, which is the equivalent of approximately $0.01 of diluted EPS in fiscal 2011. In fiscal 2010, the average euro/dollar exchange rate is projected to be $1.39.

Commodity Costs and Outlook

The table below summarizes Sara Lee’s main commodities and expected fiscal 2010 spend, which is estimated to be approximately $3.9 billion.

Fiscal 2010 spend
Commodity category	(in millions)
Coffee • Arabica, Robusta	$1,000

Ingredients • Flour, oils, sweeteners, dairy, etc.	$950

Meats • Pork, poultry, beef	$900

Packaging • Cartons, bags, trays, film	$850

Energy • Diesel, natural gas, electricity	$200

Total estimated fiscal 2010 commodity spend	$3,900

Sara Lee currently expects that input costs for meats, coffee and energy will increase in fiscal 2011 on a year-over-year basis. However, we believe that we can manage the impact of these fiscal 2011 commodity cost increases for several reasons: (i) we have a proven procurement track record that is underscored by long-term supplier agreements with strategic suppliers, (ii) we have developed the expertise and relationships to effectively hedge our commodity exposure to significantly reduce input cost volatility, and (iii) we have strong pricing architecture tools and disciplines in place that, combined with our category management skills, will help us protect our margins while at the same time helping our retail customers to grow their business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

June 15, 2010	By:	Helen N. Kaminski

Name: Helen N. Kaminski
Title: Assistant General Counsel, Corporate & Securities